UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(803) 280-1468

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2024, Alternus Clean Energy, Inc. (the “Company”), entered into a ‘Heads of Terms’ for Joint Business Venture (the “Agreement”) with Hover Energy LLC and its affiliates (“Hover”) to establish a joint venture (the “Joint Venture”) for the financing, development, management and operation of ‘Microgrid Projects’ utilizing Hover Wind-Powered Microgrid™ technology, as required.

Pursuant to the Agreement, the Company and Hover have agreed to amend the earlier entered into and currently effective Strategic Alliance Agreement between Hover and Alt Alliance LLC (a Company subsidiary), and the Company has agreed to issue to Hover a non-refundable fee of USD $2.0 million payable in the Company’s shares in the form of either a fresh issuance of 5 million restricted Company shares to Hover, or vide transfer from existing Company’s shares owned by Alternus Energy Group Plc (“AEG”), Company’s parent entity (the “Hover Share Assignment”).

The Agreement provides that the Company will have a 51% interest and Hover will have a 49% interest in the Joint Venture. Further to this, the Company will issue and commit 3,500,000 shares (additional to the Hover Share Assignment) to Hover at the signing of the Joint Venture, for which Hover will contribute 100% of its project pipeline. Additionally, the Company states that if the average price of ALCE stock is less than $1.00 for the 10 trading days prior to the close of the market on the 1-year anniversary of the effective date of such transfer, the Company will issue an additional 2,500,000 shares to Hover. If issued, Hover will use these 2,500,000 shares as required to attract new investment into the Joint Venture from existing and/or new investors and contribute to the Joint Venture. In addition, the Agreement provides that the Joint Venture will be managed by 4 Managers; 2 appointed by the Company and 2 appointed by Hover, and will have Hover’s chief executive officer as its CEO.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 8.01. Other Events.

On August 7, 2024, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

As described in this Report, the following is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	‘Heads of Terms’ for Joint Business Venture, dated August 7, 2024, by and between the Company and Hover Energy LLC
99.1	Press release, dated August 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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